UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒   Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

Online Resources Corporation

Name of Registrant as Specified in Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SHAREHOLDER ALERT!

March 6, 2009

Fellow Shareholders:

I am writing to inform you that a dissident investor, hedge fund Tennenbaum Capital Partners, LLC and its affiliates holding our preferred and common stock (“TCP”), is mounting a proxy challenge at this year’s annual meeting, and has nominated three of its own hand-picked representatives for our Company’s Board of Directors. TCP wants to replace Michael Heath, who has twenty years experience on our Board and, as Lead Independent Director, provides objective oversight of the Board’s activities and governance.  They also want to replace Heidi Roizen and Janey Place, who with TCP’s support, were brought in just last July not only for their highly relevant experience, but also to ensure the Board maintains a fresh perspective on our Company and its strategy.

We expect that TCP’s nominees would seek to influence the strategic direction of the Company in a manner that would be most favorable to TCP - not you. Given that 76% of TCP’s original investment in Online Resources is in preferred stock, with preferred rights of full repayment and guaranteed returns, we believe their interests are not the same as yours. Further, a representative of TCP is already a member of our Board and as such, we have had numerous discussions of the points they have raised and have thoughtfully considered their proposals. We fundamentally disagree with their recommendations and are convinced that implementing their suggestions would not be in the best interests of all Online Resources shareholders.

Shortly, you will be receiving information and solicitations from both Online Resources and TCP. These will be in writing and perhaps by telephone, and may occur on multiple occasions. We regret the inconvenience this may cause you. At the same time, it is vital that we take every possible step to ensure that each of our shareholders, regardless of the number of shares owned, understands the issues and that the future of Online Resources is at stake. It is critically important that you and all of our shareholders support the Company in its efforts to make sure we have the opportunity to return to shareholders the full value that can be realized by seeing our strategic plans through to completion.

To vote in support of our Board nominees, you would have to vote the WHITE ONLINE RESOURCES PROXY CARD ONLY. In mailings from the Company, beginning in a couple of weeks, you will be receiving proxy information and a WHITE proxy card or cards.  It is important that you not take any action on the information you receive from TCP until you have received our proxy information and had a chance to review it. You will receive additional mailings from us explaining the voting process and how you could vote to support the Company.

2009 marks our 20th year in business and our 10th year as a public company. We just delivered our 10th consecutive year of double digit revenue growth and have regularly posted earnings growth in the top quartile of our peer group.  Further, both we and a consensus of the equity analysts who follow our stock expect us to continue this high level of earnings growth, both in 2009 and over the next three years.

Your management and Board are committed to delivering value for all shareholders.  We sincerely regret that the current market environment is not valuing our strong financial performance and that we and our fellow shareholders have seen such a severe decline in the value of our Online

Resources stock.  However, this is not the time to cut short a strategy that is delivering strong fundamental and strategic value. We believe we are poised to deliver significant returns to shareholders as we reap the benefits of the investments we have already made in transformative acquisitions and innovative product development.

Again, we regret any inconvenience that TCP’s proxy challenge may cause you. We will not allow the actions of TCP to distract us from our mission, which is operating this Company for the benefit of ALL of our shareholders.

On behalf of our elected independent directors, Michael Heath, our Lead Independent Director, joins me in asking for your support.

Sincerely,
/s/ Matthew P. Lawlor
Chairman & Chief Executive Officer

/s/ Michael H. Heath
Lead Independent Director

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with its 2009 Annual Meeting, Online Resources Corporation has filed a preliminary proxy statement and will be filing a definitive proxy statement, WHITE proxy card and other materials with the U.S. Securities and Exchange Commission (“SEC”).  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONLINE RESOURCES CORPORATION AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING.  Investors may contact Morrow & Co., LLC, Online Resources Corporation’s proxy advisor for the 2009 Annual Meeting, at (800) 607-0088.  Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning Online Resources Corporation at the SEC’s website at http://www.sec.gov.  Free copies of Online Resources Corporation’s SEC filings are also available on the Company’s website at www.orcc.com.  These materials and other documents may also be obtained for free from: Beth Halloran, Sr. Director Corporate Communications, Online Resources Corporation, 4795 Meadow Wood Lane, Chantilly, VA, 20151 (703) 653-2248.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Online Resources Corporation, its directors, the individuals nominated by its Board of Directors for election as directors and certain of its officers and employees may be deemed to be participants in the solicitation of proxies from Online Resources Corporation’s stockholders with respect to the matters considered at Online Resources Corporation’s 2009 Annual Meeting. Information with respect to the identity of the participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement on Schedule 14A filed with the SEC on March 6, 2009, and on Online Resources Corporation’s website at www.orcc.com .  Security holders can also obtain information with respect to the identity of the participants and potential participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free, by contacting: Beth Halloran, Sr. Director Corporate Communications, Online Resources Corporation, 4795 Meadow Wood Lane, Chantilly, VA, 20151 (703) 653-2248.